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Exhibit 23.3

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 10, 1994 included in the Form 10-KSB of SA Holdings, Inc. (now known as SA Telecommunications, Inc.) for the year ended December 31, 1993, and to all references to our firm included in the Registration Statement.

                              /s/ King, Burns & Company, P.C.

                              KING, BURNS & COMPANY, P.C.

Dallas, Texas
April 16, 1996